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                                 Exhibit 99-B.10


                         CONSENT OF INDEPENDENT AUDITORS




    The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:


    We consent to the use of our report dated February 11, 2000, relating to the financial statements of the Aetna Variable Annuity Account B and our report dated February 7, 2000, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company, which are incorporated by reference in this Amendment no. 1 to Registration Statement on Form N-4 (File No. 333-37448).


    /s/ KPMG LLP

    Hartford, Connecticut
    December 13, 2000